Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 INSIDER MANUAL FOR PRIMARY INSIDERS This insider manual applies for all Primary Insiders (as defined below) of FLEX LNG Ltd. (the "Company"), including inter alia board members and senior employees of the Company 1. INTRODUCTION 1.1 The Company is a public company whose shares are listed on Oslo Børs and therefore subject to the Market Abuse Regulation (EU) 596/2014, including certain Commission Delegated/Implementing Regulation and Directives, as incorporated in the Norwegian Securities Trading Act (the "Securities Trading Act") and in the continuing obligations for companies with securities admitted to trading on Oslo Børs, as resolved by the Oslo Stock Exchange (collectively referred to as "Applicable Securities Legislation"). There is a general prohibition against misuse of Inside Information (as defined below) related to financial instruments listed at a regulated market (e.g. Oslo Børs or Euronext Expand), as well as rules regarding the duty of confidentiality and due care in information handling and prohibition against giving advice, applicable for all persons in possession of Inside Information. The Company's has implemented separate Rules for Inside Information that apply to everyone (regardless of whether you are a primary insider). Furthermore, the Applicable Securities Legislation sets out special provisions applicable for primary insiders, including a notification requirement in relation to certain transactions as well as a duty to submit lists of persons closely associated with the Primary Insider. Finally, the Company has pursuant to the Applicable Securities Legislation a duty to disclose inside information and to ensure secure handling of inside information, keep lists of persons who are given access to Inside Information, which shall be submitted to Oslo Børs and the Financial Supervisory Authority of Norway (Finanstilsynet) upon request, a duty of notification in relation to certain transactions and a duty to publish information about primary insiders to Oslo Børs. Since the Company is a public company whose shares are also listed on the New York Stock Exchange (the "NYSE") and registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") the Company is subject to a number of laws concerning transactions in the Company's shares and other publicly traded securities. The Exchange Act prohibits each employee, officer and director of the Company and certain other people with whom they have relationships, from purchasing or selling securities of the Company while such person is aware of Material Non-Public Information (as defined below), or from disclosing Material Non-Public Information to others. Employees must also comply with both the NYSE and the Securities and Exchange Commission (the "Commission") rules when handling Material Non-Public Information. 1.2 It is of great importance to the Company that the authorities' requirements for securities trading are observed, and the Company has therefore adopted this primary insider manual.

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 1.3 The Company emphasises that each person is responsible for ensuring that his/her securities trading, including trading executed on his/her behalf, is carried out in accordance with the at all times prevailing laws and regulations for the relevant type of trade. Violation of the Applicable Securities Regulations is subject to criminal liability and administrative sanctions. 1.4 The Company's representative in charge of insider trading matters is Knut Traaholt, CFO of Flex LNG Management AS (the “CFO”). If you have any questions regarding the insider regulations or procedures, please contact him on e-mail knut.traaholt@flexlng.com. 2. Definitions "Financial Instruments": Financial instruments which are issued by the Company and listed or applied for listing on a regulated market, as well as financial instruments whose value depend on such financial instruments. The term "financial instruments" is defined in Article 2 of the Market Abuse Regulation and includes inter alia shares, warrants, convertible bonds, bonds, options and futures/forwards. "Inside Information": Precise information about Financial Instruments, the Company or other matters which is suited to influence the price of Financial Instruments noticeably, and which is not publicly available or commonly known in the market. "Material Non-Public Information": Information is generally considered "material" if there is a substantial likelihood that an investor would reasonably consider the information important in making an investment decision, or the information is reasonably certain to have a substantial effect on the price of the Company's securities. Information is non-public until it has been effectively communicated to the market place and the investing public has had a reasonable period of time to react to the information. "Precise information" means information which indicates that one or more circumstances or events have occurred or may reasonably be expected to occur, and which are adequately specific to draw a conclusion regarding the possible influence of these circumstances or events on the price of Financial Instruments. "Information which is suited to influence the price of Financial Instruments noticeably" means information which a reasonable investor is likely to use as a part of his/her investment decision. "Person Closely Associated": with a Primary Insider: (a) The spouse of the relevant party or a person with whom the relevant party cohabits in a relationship akin to marriage. (b) The underage children of the relevant party or underage children of a person as mentioned in a). (c) A relative with whom the relevant party has at the time of the trade shared a household for at least one year;

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 (d) A legal person, trust or partnership: i. that is directly or indirectly controlled by the Primary Insider or a person referred to in (a) – (c); or ii. that is set up for the benefit of the Primary Insider or a person as mentioned in no. (a) – (c), or iii. that has substantially equivalent economic interests as those of the Primary Insider or person referred to in (a) to (c), or iv. the managerial responsibilities of which are discharged by a primary insider or a person referred to in (a) to (c). In no. iv above, "managerial responsibilities" should be read to cover those cases where a Primary Insider within the Company (or a Person Closely Associated with it) takes part in or influences the decisions of another legal person, trust or partnership to carry out transactions in financial instruments of the Company. "Primary Insider": A board member, member of senior management and deputy board member of the Company. A senior executive of the Company who (i) has regular access to inside information relating directly or indirectly to the Company, and (ii) has power to take managerial decision affecting the future developments and business prospects of the Company, could also be considered to be a primary insider of the Company. "Related Rights": Loans as mentioned in the Norwegian Limited Companies Act section 11- 1 and the Norwegian Public Limited Companies Act section 11-1 (including convertible bonds), warrants, options or corresponding rights related to shares issued by the Company or a company in the same group as the Company, regardless of whether the financial instrument gives right to physical delivery or financial settlement. "Shares": Shares issued by the Company or a company in the same group as the Company. "Transaction": (i) the purchase, sale, subscription or exchange of Financial Instruments, (ii) the acceptance or exercise of stock options, and disposal of shares stemming from the exercise of such options, (iii) acquisition, disposal or exercise of rights, including put and call options, and warrants, (iv) subscription of Financial Instruments in a capital increase in the Company, (v) any transfer of Financial Instruments received as a gift or heritage, (vi) pledge, borrowing or lending of Financial Instruments, (vii) short sale of Financial Instruments, and (viii) trades in Financial Instruments carried out by a third party on behalf of the Primary Insider or a Close Associate on a discretionary basis. 3. Prohibition Against Misuse of Inside Information and Material Non-Public Information 3.1 Transactions with Financial Instruments, or incitement of such, shall not be made by Primary Insiders who are in possession of Inside Information or Material Non-Public Information. 3.2 The prohibition in section 3.1 only applies to misuse of Inside Information or Material Non- Public Information and does not prevent inter alia the normal performance of any previously entered into option or future/forward contract upon expiry of the contract. 3.3 The prohibition in section 3.1 applies for Transactions both for own and another person's account, regardless of whether the Transaction is made in own or another person's name. Consequently, it is not possible to evade the prohibition by inventing creative schemes involving third parties.

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 3.4 As a precautionary measure, Primary insiders shall not engage in Transactions with Financial Instruments, or incitement of such, if they are unsure whether they are in possession of Inside Information or Material Non-Public Information. In case of uncertainties, the Primary Insiders shall investigate whether Inside Information or Material Non-Public Information exists before such Transactions are carried out. 3.5 The Primary Insider is not allowed to cancel or amend an assignment for a Transaction with Financial Instruments that is given but not carried out when the Inside Information or Material Non-Public Information is made known to the Primary Insider. 3.6 The board of directors, the chairman of the board or the chief executive officer may decide, without further notice, to adopt a general, or a case-by-case, prohibition against Transactions with Financial Instruments for Primary Insiders. 4. Duty of Confidentiality and Due Care in Information Handling 4.1 Primary Insiders who are in possession of Inside Information or Material Non-Public Information shall not disclose such Inside Information or Material Non-Public Information to unauthorised parties. 4.2 Primary Insiders who are in possession of Inside Information or Material Non-Public Information shall show due care when handling such Inside Information or Material Non-Public Information, so that Inside Information or Material Non-Public Information does not come into the possession of unauthorised parties or is misused. 4.3 Primary Insiders shall not, under any circumstance, disclose Inside Information or Material Non-Public Information to analysts, representatives from the financial market, journalists or representatives of any press agency without prior consent from the CFO. 4.4 The duty of confidentiality pursuant to section 4.1 does not prohibit disclosure of Inside Information or Material Non-Public Information to other employees of the Company as part of the normal exercise of a the employment or in the normal exercise of a profession or other duties. The duty of confidentiality does not prohibit disclosure of Inside Information or Material Non- Public Information to Oslo Børs, the Commission, the NYSE or other relevant authority. All disclosure of Inside Information or Material Non-Public Information shall be made under due consideration of the duty of confidentiality. 4.5 Primary Insiders who are employees shall disclose all Material Non-Public Information which they obtain knowledge of by virtue of their employment to the CFO or its appointee. The Inside Information or Material Non-Public Information shall be disclosed to the CFO immediately after coming to the Primary Insiders' knowledge. 4.6 If a Primary Insider as part of the Company's business is required to disclose Inside Information or Material Non-Public Information to third parties, such disclosure shall be approved in advance by the CFO. 5. Prohibition Against Giving Advice 5.1 Primary Insiders in possession of Inside Information or Material Non-Public Information shall not give advice on trading in the Financial Instruments to which the Inside Information or Material Non-Public Information pertains. 5.2 The prohibition in section 5.1 includes advice on desisting from trading.

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 6. Prohibition Against Trading in Restricted Periods 6.1 Primary insiders are restricted to trade in the Company's Financial Instruments during 30 calendar days prior to the publication of the Company's financial reports (a "Closed Period"), which shall include annual reports, half-yearly reports and quarterly reports. 6.2 The Company may allow a primary insider an exemption from the trading prohibition during a Closed Period if it deems one of the following to circumstances to be present: (i) on a case- by- case basis due to the existence of exceptional circumstances (such as severe financial difficulties that require an immediate sale of shares or debt instruments); or (ii) due to the characteristics of the trading involved for transactions made under, or related to an employee share or saving scheme; or transactions where the beneficial interest in the relevant security does not change. 7. Clearance Requirement 7.1 Primary Insiders are advised to, prior to carrying out or directing others to carry out Transactions with Financial Instruments, properly investigate whether Inside Information or Material Non-Public Information regarding the Financial Instruments or the Company exists. 7.2 If the Primary Insider is not in possession of Inside Information or Material Non-Public Information, the Primary Insider shall request a clearance from the CFO regarding the relevant transaction. If the CFO wishes to carry out a Transaction with Financial Instruments in accordance with this insider manual, he/she shall obtain clearance from the Company’s chief executive officer. A draft clearance form is enclosed as Schedule 1. 7.3 If the CFO (or the chairman of the Board, if applicable) concludes that Inside Information or Material Non-Public Information exists, the request for clearance shall be refused. In the opposite case, it shall be approved. Approval or refusal of a request for clearance shall be in writing. The relevant transaction is only regarded as cleared when a binding agreement regarding the transaction is entered into within three (3) calendar days after the date of the clearance. If a binding agreement has not been entered into during such period, a new clearance must be obtained. Requests for clearance and responses shall be in the safekeeping of the Primary Insider for at least ten years. 7.4 Even if clearance is obtained, the relevant transaction shall not be carried out if the Primary Insider is in possession of Inside Information or Material Non-Public Information. 7.5 The clearance requirement in section 7.3 does not prevent the normal performance of any previously entered into option or futures/forward contract upon the expiry of such contracts. 8. Notification Requirement 8.1 Both Primary insiders and Persons Closely Associated with a Primary Insider have an independent obligation to notify Transactions related to Shares or other Financial Instruments in the Company to the Company and to the Norwegian Financial Supervisory Authority. The obligation duty applies to any subsequent Transaction once the total amount of Transactions carried out in the Company's shares and debt instruments reaches the NOK equivalent to EUR 5,000 within one calendar year1. 1 For the purposes of calculating the EUR 5,000 threshold, options granted for free to the Primary Insider shall be included. The price to consider for the received options should be based on the economic value assigned to the options by the Company when granting them.

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 8.2 The EUR 5,000 threshold is calculated separately. Consequently, Transactions by a Primary Insider and a Person Closely Associated shall not be aggregated when calculating the notification threshold. 8.3 A Primary Insider and Persons Closely Associated a Primary Insider shall immediately after the trade has taken place notify: (a) the Company by sending the completed form in Schedule 3 to the CFO. Transactions carried out by the CFO, shall be notified to the Company's CEO. (b) the Norwegian Financial Supervisory Authority by logging into Altinn (Altinn.no), and completing the online form for such subscriptions2. 8.4 The deadline for submitting the notification to the Company and the Norwegian Financial Supervisory Authority is immediately after the trade has been carried out. On that note: (a) Trades carried out over a stock exchange are considered to take place when a sale order and a purchased order have been matched in the trading system of the stock exchange. Primary Insiders and Close Associates who place an order with a broker must therefore make sure that they are informed as soon as a trade has taken place, so that a notification can be sent. (b) Trades which are not carried out over a stock exchange are considered to take place when a binding agreement has been concluded. With regard to subscriptions for shares in share offerings in which it is not certain how many shares the Primary Insider (or a Person Closely Associated) will be allotted, notification shall be sent as soon as the Primary Insider (or a Person Closely Associated) receives information as to how many shares he or she has been allotted. (c) Subscription in connection with remuneration packages (share option programs, LTI- programs and similar) where the Primary Insider is entitled to receive shares only upon the occurrence of certain conditions, the notification shall be sent as soon as the conditions are fulfilled and the transaction has been executed (i.e. by issuance / delivery of the respective shares). 8.5 The notification to the Company shall be made on the format included in Schedule 3. If the trade relates to options or other derivative instruments, the notification should include a description of the instrument concerned, for example information as to option premium, strike price and as to when the option may be exercised. For options granted for free, the price field for options should be populated with 0 (zero). 8.6 Following the receipt of the notification of trade from the Primary Insider or the Person Closely Associated, the Company has an obligation to publicly announce the trade to the market. 8.7 The Primary Insider is obligated to inform the CFO of any changes to its Persons Closely Associated with it. 8.8 The Primary Insider is further obligated to inform its Person Closely Associated of the following: (a) That the Person Closely Associated with the Primary Insider is registered on the Company's PDMR Register; 2 https://www.altinn.no/en/forms-overview/financial-supervisory-authority-of-norway/template-for-notification-of- transactions-by-persons- discharging-managerial-responsibilities-pdmr-and-persons-closely-associated-with-them-krt- 1500/

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 (b) That the Person Closely Associated with the Primary Insider is subject to the duties and responsibilities that apply for such persons closely associated with primary insiders. 8.9 The Primary Insider should, upon the Company's request, be able to document that each relevant Person Closely Associated with it has received the information listed in a) and b). Either by way of a receipt signed by the primary insider confirming to have read, received and understood these Rules for Primary Insiders, or by other means as reasonably determined by the Primary Insider. 9. Register of Primary Insiders and Their Close Associates 9.1 The Company shall keep a list of Primary Insiders and Person Closely Associated with the Primary Insiders to the web-based PDMR register of Oslo Børs (in Newspoint). The Company's CFO is responsible for continuously updating the PDMR register. The PDMR register shall contain the relevant and required information for each of the primary insider and its Persons Closely Associated to it, regardless of any holdings of shares or other financial instruments in the Company. 9.2 The Primary Insiders shall promptly provide the CFO with all information required by the Company for the purposes of registering and maintaining the Company's PDMR Register from time to time. 9.3 The first time a person becomes a Primary Insider, he/she shall without undue delay deliver an initial PDMR Registration form to the Company with attention to the CFO. A draft form regarding such notification is enclosed as Schedule 2. 9.4 The Primary Insider shall without undue delay notify the CFO of any changes made to the initial PDMR Registration form. 10. Penalties and Sanctions 10.1 Wilful or negligent violation of the provisions in the Applicable Securities Legislation on misuse of Inside Information, duty of confidentiality and due care in information handling or prohibition against giving advice, notification requirement or duty to keep insider lists, or complicity thereto, is a criminal offence pursuant to the Securities Trading Act chapter 21 and the Market Abuse Regulation. 10.2 Any person who wilfully or negligently misuses Inside Information, or contributes thereto, is liable to punishment by fines and/or imprisonment. 10.3 Any person who wilfully or negligently violates the duty of confidentiality and due care of information handling, the prohibition against giving advice, the investigation requirement, the notification requirement or the duty to keep insider lists, or contributes thereto, is punishable by fines or imprisonment up to one year. 10.4 The U.S. Department of Justice and regional U.S. Attorney's offices carry out criminal prosecutions of individuals who violate U.S. federal securities laws. A person can be subject to some or all of the penalties listed below, even if he or she does not personally profit from the alleged insider trading. 10.5 Civil/criminal penalties may include: • Civil injunctions • Treble damages

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 • Disgorgement of profits • For violation of the prohibition against sharing inside information (MAR Article 15), prohibition against insider trading (MAR Article 15) and unreasonable business methods, physical persons may be fined an amount up to NOK 43 million; and legal persons may be fined an amount up to NOK 127 million or 15% of the total annual turnover in the most recent approved annual accounts; • For violation of the duty of notification of inside information (MAR Article 17) and the duty to prevent and disclose market abuse (MAR Article 16), physical persons may be fined an amount up to NOK 9 million; and legal persons may be fined an amount up to NOK 22 million or 2% of the total annual turnover in the most recent approved annual accounts; • For violation of the insider list obligations (MAR Article 18) and transactions carried out by primary insiders (MAR Article 19); physical persons may be fined an amount up to NOK 5 million; and legal persons may be fined an amount up to NOK 9 million; • The fine may also be calculated to up to three times the amount of profit gained (or loss avoided), if this results in a higher amount ; and • Prohibition (which may be permanent) from any business or venture which relates directly or indirectly to securities. • Imprisonment, and/or • Fines. 10.6 This manual is part of the Company's company regulations. Any breach of this manual may affect the offender's employment. * * *

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 DECLARATION FOR PRIMARY INSIDERS OF FLEX LNG Ltd. I have reviewed, read and understood the content of the primary insider manual for FLEX LNG Ltd., and will comply with it in its entirety. By: Name: Title: Date:

Prepared by: Approved by: Last updated: Version: Wiersholm Board of Directors 1 September 2023 3.0 SCHEDULE 1 REQUEST FOR CLEARANCE OF TRANSACTION WITH FINANCIAL INSTRUMENTS ISSUED BY FLEX LNG LTD. OR RELATED FINANCIAL INSTRUMENTS To the CFO of FLEX LNG Ltd.: The undersigned requests clearance for the following transaction: Type of financial instrument: Number of financial instruments: Transaction type (e.g. purchase or sale): The undersigned is not aware of information about the financial instruments or other matters which is suited to influence the price of the financial instruments or related financial instruments noticeably, and which is not publicly available or commonly known in the market. To the extent, the undersigned is aware of ongoing processes which may cause information as mentioned, the undersigned has discussed this with the relevant persons. Place/date: Name: Signature: * * * DECLARATION BY THE CFO The above request for clearance is: approved refused If the request for clearance is approved: If the transaction is not carried out within three (3) calendar days after the date of this declaration, a new request for clearance must be submitted. Please note that the transaction cannot be carried out if Inside Information or Material Non-Public Information is received. Place/date: Signature:

11 SCHEDULE 2 [Separate excel spreadsheet]

12 SCHEDULE 3 Template for notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them 1 Details of the person discharging managerial responsibilities/person closely associated a) Name [For natural persons: the first name and the last name(s)] [For legal persons: full name including legal form as provided for in the register where it is incorporated, if applicable] 2 Reason for the notification a) Position/status [For persons discharging managerial responsibilities: the position occupied within the issuer, emission allowance, market participant/auction platform/auctioneer/auction monitor should be indicated, e.g. CEO, CFO] [For persons closely associated, - An indication that the notification concerns a person closely associated with a person discharging managerial responsibilities; - Name and position of the relevant person discharging managerial responsibilities] b) Initial notification / Amendment [Indication that this is an initial notification or an amendment to prior notifications. In case of amendment, explain the error that this notification is amending] 3 Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor a) Name Flex LNG Limited b) LEI 4 Details of the transaction(s): section to the repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted a) Description of the financial instrument, type of instrument [Indication as to the nature of the instrument: - A share, a debt instrument, a derivative or a financial instrument linked to a share or a debt instrument; - An emission allowance, an auction product based on an emission allowance or a derivative relating to an emission allowance] [Instrument identification code as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and as of the Council with regard to

13 Identification code regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014] b) Nature of the transaction [Description of the transaction type] c) Price(s) and volume(s) Price(s): Volume(s): [Where more than one transaction of the same nature (purchase, sales, lendings, borrows, etc.) on the same financial instrument or emission allowance are executed on the same day and on the same place of transaction, prices and volumes of these transactions shall be reported in this field, in a two columns form as presented above, as many lines as needed] d) Aggregated information - Aggregated volume - Price [The volumes of multiple transactions are aggregated when these transactions: - Relate to the same financial instrument or emission allowance; - Are of the same nature; - Are executed on the same day; and - Are executed on the same place of transaction] [Price information: - In case of a single transaction, the price of the single transaction; - In case the volumes of multiple transactions are aggregated: the weighted average price of the aggregated transactions] e) Date of the transaction [Date of the particular day of execution of the notified transaction, using the date format: YYYY-MM-DD; UTC time] f) Place of the transaction [Name and code to identity the MiFID trading venue (i.e. the market place in which the trade has been executed on]